Exhibit 10.23

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K due to personal privacy concerns. Redacted information is indicated by: [***]

Use this form for all non-U.S. Persons (Oct 21, 2019)

PROMIS NEUROSCIENCES INC.
SUBSCRIPTION AGREEMENT
FOR

NON-U.S. PERSONS

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY? The following items in this Subscription Agreement must be completed. (Please initial each box.)

Provide information and answers in the boxes on pages 1, 2 and 3.

Sign the execution page on page 1 of this Subscription Agreement.

Complete Schedule “1” Accredited Investor Representation Letter and sign

Delivery of Subscription forms may be made by

email to: [***]

facsimile to: fax #: [***]

Delivery of certified cheque, money order or bank draft may be made by courier/mail to:

ProMIS Neurosciences Inc. Attention: CFO
1920 Yonge Street, Suite 200, Toronto, ON M4S 3E2

Alternatively, delivery of funds may also be made via electronic wire transfer in accordance with the wire transfer instructions set forth below:

To wire Canadian $ funds:

Beneficiary Bank: [***]

Bank Address: [***]

Account # [***]

Bank #:[***]

SWIFT Code: [***]

Currency: [***]

Beneficiary: PROMIS NEUROSCIENCES INC.

Beneficiary address: 1920 Yonge Street, Suite 200, Toronto, ON M4S 3E2

If you wish to wire funds in currency other than CDN$, please contact the Corporation by email: [***]

_______________________________________________________________________

SUBSCRIPTION FOR UNITS

TO:	ProMIS Neurosciences Inc. (the “Corporation”)

The undersigned (the “Subscriber”, including, if applicable, each Disclosed Principal (as hereinafter defined) for whom the undersigned is acting hereunder) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) set forth below for the aggregate subscription amount set forth below (the “Aggregate Subscription Amount”), representing a subscription price of CDN$0.20 (or US$0.15) per Unit, on the terms and conditions set forth in “Terms and Conditions of Subscription for Units of ProMIS Neurosciences Inc..” attached hereto (together with the face pages and the attached Schedules, the “Subscription Agreement”).

Each Unit consists of one common share of the Corporation (a “Common Share”) and one transferable share purchase warrant (a “Warrant”). Each whole Warrant entitles the holder to purchase one Common Share (a “Warrant Share”) at any time for a five year period at a price of CDN$0.35 per Warrant Share. The Units, the Common Shares, the Warrants and the Warrant Shares are hereinafter referred to together as the “Securities”.

Number of Units: _________________________ CDN$0.20 per Unit, or if subscribing in US$, @ US$0.15 per Unit	Aggregate Subscription Amount: CDN$ ________________ Or, if subscribing in US$: US$ ________________
Name and Signature of Subscriber
Individual Subscriber	Non-Individual Subscriber (e.g., Corporation)

(Print Name of Individual Subscriber)	(Print Name of Non-Individual Subscriber)

(Signature of Individual Subscriber)	(Signature of Authorized Signatory)

(Print Name and Official Capacity or Title of Signatory) The signatory represents that he has authority to bind the Subscriber.

ONLY IF the Subscriber is signing as agent or trustee for a principal (a “Disclosed Principal”) and is not purchasing as trustee or agent for accounts fully managed by it, so as to be deemed to be purchasing as principal pursuant to National Instrument 45-106, complete the following and, if applicable, ensure that all Schedules are completed on behalf of such Disclosed Principal:

_____________________________________________________________________________________________
(Name of Disclosed Principal and, if Disclosed Principal is not an individual, of the contact person of Disclosed Principal)

_____________________________________________________________________________________________
(Address and Telephone Number of Disclosed Principal or, if Disclosed Principal is not an individual, of the contact person of Disclosed Principal)

Address of Subscriber - Residential for Individual / Business for Non-Individual Subscriber

Address of Subscriber	(Telephone Number)

City, Province, Postal Code	(Facsimile Number)

(Email address)

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Register the Common Shares and Warrants as set forth below (only complete if different from above):

______________________________________________________

(Name)

______________________________________________________

(Account reference, if applicable)

______________________________________________________

(Address)

______________________________________________________

Deliver the Common Shares and Warrants as set forth below:

__________________________________________________________

(Name)

__________________________________________________________

(Account reference, if applicable)

__________________________________________________________

(Contact Name)

__________________________________________________________

(Address)

__________________________________________________________

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.	Security Holdings. Prior to giving effect to the issuance of the securities being subscribed for under this Subscription Agreement, the Subscriber and all persons acting jointly and in concert with the Subscriber currently own, directly or indirectly, or exercise control or direction over (provide additional detail as applicable):

☐	common shares of the Corporation and the following other kinds of rights and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares of the Corporation:

☐	No shares of the Corporation or rights or securities convertible into shares of the Corporation.

2.	Insider Status. The Subscriber either:

☐	Is an “Insider” of the Corporation as defined in the Policies of the Exchange (as hereinafter defined) by virtue of being:

(a)	a director or executive officer of the Corporation;

(b)	a director or executive officer of a company that is an Insider or subsidiary of the Corporation;

(c)	a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting shares; or

(d)	the Corporation itself if it holds any of its own securities.

☐	Is not an Insider of the Corporation.

3.	Pro Group Status. The Subscriber either:

☐	Is a Member of the “Pro Group”, which is defined in the Rules of the Exchange as either individually or as a group:

1.	the member (i.e. a member of the Exchange under the Exchange requirements);

2.	employees of the member;

3.	partners, officers and directors of the member;

4.	affiliates of the member;

5.	such other persons as the Exchange may determine; and

6.	associates of any parties referred to in paragraphs 1 through 5 above.

☐	Is not a member of the Pro Group.

4.	Registrant Status. The Subscriber either:

☐	Is a “Registrant” as defined in the Securities Act (British Columbia) by virtue of being a person registered or required to be registered under the Securities Act (British Columbia.

☐	Is not a Registrant.

ACCEPTANCE:        The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

                                    , 2019.

PROMIS NEUROSCIENCES INC.

By:

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

UNITS OF PROMIS NEUROSCIENCES INC.

Terms of the Offering

1.                                           The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to acceptance or rejection by the Corporation, in its sole and absolute discretion, in whole or in part. The parties agree that this Subscription and all money tendered herewith will be returned to the Subscriber, without interest or deduction, if this Subscription is not accepted by the Corporation.

2.                                           The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)                 the Corporation is offering (the “Offering”) the Units on a private placement basis under the terms of this Subscription Agreement;

(b)                notwithstanding section 2(a) above, this Offering will not in any way restrict the Corporation from issuing additional securities of the Corporation at prices, on terms and in amounts as may be determined by the Corporation, in its sole and absolute discretion, including an amendment to the Offering to increase the size of the Offering; and

(c)                 the issuance of the Units shall be subject to any conditions that may be imposed by the Exchange as part of the Exchange’s acceptance of the Offering, including, without limitation, in the event that the issuance of the Units hereunder may result in, or be part of a transaction that may result in:

(i)                  the issuance of listed Shares representing more than 25% of the number of Shares which are outstanding on a non-diluted basis prior to the Closing (the “25% Dilution Rule”);

(ii)                the issuance of listed Shares during any six month period to insiders representing more than 10% of the number of Shares which are outstanding on a non-diluted basis prior to the Closing (the “10% Insider Rule”); or

(iii)              the issuance of listed Shares that will materially affect control of the Corporation.

Representations and Warranties of the Corporation

3.                                           The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)                 The Corporation is a duly amalgamated and validly subsisting corporation under the laws of Canada and has full corporate power and authority to perform each of its obligations as herein contemplated.

(b)                The Corporation is listed on the TSX (the “Exchange”) and as a result is subject to the rules and policies of the Exchange.

(c)                 The Corporation is a “reporting issuer” in good standing under the securities laws of the provinces of Ontario, British Columbia and Alberta.

(d)                This Subscription Agreement, when accepted by the Corporation, will constitute a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms.

(e)                 The execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Securities, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound.

(f)                  The Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and, as at the date hereof, no such actions, suits or proceedings have been threatened or, to the best of the Corporation’s knowledge, are pending, except as disclosed in information which has been filed by the Corporation with the various Canadian securities commissions under applicable securities legislation and the Exchange.

(g)                The sale, issuance and delivery of the Units at the closing (the “Closing”) will have been approved by all requisite corporate action on or before the Closing Date and, upon issue and delivery at the Closing, the Units will be validly issued as fully paid and non-assessable.

(h)                No order ceasing or suspending trading in the Securities nor prohibiting sale of the Securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters and to the best of the Corporation’s knowledge no investigations or proceedings for such purposes are pending or threatened.

Acknowledgements, Warranties and Covenants of the Subscriber

4.                                           The Subscriber acknowledges, warrants and agrees (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)                 the Offering, of which this Subscription Agreement forms a part, is not subject to a minimum subscription level and as such, upon acceptance by the Corporation, subscription funds are immediately available for use by the Corporation;

(b)                no fractional Warrants shall be issued and the Corporation shall round down any fractional number of Warrants to the nearest whole number;

(c)                 the Corporation may complete additional financings in the future which may have a dilutive effect on existing shareholders at such time, including a Subscriber hereunder;

(d)                it is aware of the characteristics of the Units, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, and it agrees that any certificates (or DRS) representing the Securities may bear the following legend indicating that the resale of such Securities is restricted:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [that date that is 4 months and a day after the Closing Date].”

(e)                 the Closing is subject to the terms of the conditional approval of the Exchange;

(f)                  the Corporation may pay fees or issue finder warrants or both to one or more finders in accordance with the policies of the Exchange in connection with the Offering and subject to compliance with applicable securities laws;

(g)                the issuance of the Units shall be subject to any conditions that may be imposed by the Exchange as part of the Exchange’s acceptance of the Offering, including, without limitation, the conditions noted in paragraphs 4(h) and 4(i);

(h)                in the event that the issuance of the Units hereunder may result in, or be part of a transaction that may result in, either or both

(i)                  the issuance of listed Shares representing more than 25% of the number of Shares which are outstanding on a non-diluted basis prior to the Closing; or

(ii)                the issuance of listed Shares during any six month period to insiders representing more than 10% of the number of Shares which are outstanding on a non-diluted basis prior to the Closing;

the Exchange may require as a condition of its acceptance of the Offering that the Corporation obtain shareholder approval (excluding, in the case of the 10% Insider Rule, the votes attached to the Shares held by Insiders and their associates and affiliates); and

(i)                  in the event that the issuance of the Units may result in, or be part of a transaction that may result in, the creation of a new “Insider” or a new “Control Person”, the Exchange may require as a condition of its acceptance of the Offering, that the Corporation obtain shareholder approval (excluding the votes attached to the Units held by the new Insider or new Control Person and its associates and affiliates) of the new Insider or new Control Person, as the case may be, prior to the issue of a portion or all of the Units.

5.                                           The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation that:

(a)                 it has been independently advised as to the restrictions with respect to trading in the Securities imposed by applicable securities legislation, and no representation has been made to it by or on behalf of the Corporation with respect thereto;

(b)                it has not received or been provided with, nor has it requested, nor does it have any need to receive, any prospectus or offering memorandum, or any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Units;

(c)                 it has relied solely upon information publicly available on SEDAR (at www.sedar.com) relating to the Corporation and not upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation and it does not have knowledge of any “material fact” (as defined under applicable securities legislation) about the Corporation that has not been publicly disclosed;

(d)                the Subscriber is resident in the province set out in the “Subscriber’s Address”, which is the ordinary residence or place of business of the Subscriber and such beneficial purchaser, if applicable, and, if the Subscriber is a corporate entity, it was not created nor is it used solely for the purpose of acquiring the Units;

(e)                 the Subscriber is purchasing the Units to be held for investment purposes only and not with a view to immediate resale or distribution and will not recall or otherwise transfer or dispose of the Units except in accordance with the provisions of applicable securities legislation;

(f)                  the Subscriber is purchasing the Units as principal for its own account, it is purchasing such Units for investment only and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Units and it fully complies with one or more of the sub-paragraphs set forth below:

(i)                  the Subscriber

(A)               is an “accredited investor” within the meaning of applicable securities laws, including National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”); and

(B)               has concurrently executed and delivered a Representation Letter in the form attached as Schedule I to this Subscription Agreement, including Appendix “A” and Appendix “B” thereto; or

(ii)                the Subscriber is neither an individual nor a company established solely to acquire the Units and the cost of the Units purchased by it has an aggregate acquisition of not less than $150,000; or

(iii)              __________ (to be initialled by Subscriber, if applicable) - if it is not purchasing under subparagraph 5(f)(i), or (ii), it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith or will be provided on or before the Closing Date) available to it under applicable securities legislation and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation may request;

(g)                if it is not purchasing as principal (and is not otherwise deemed to be purchasing as principal for the purposes of the applicable prospectus exemption under applicable provincial and territorial securities laws in Canada),

(i)                  it is duly authorized to enter into this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities;

(ii)                it and each beneficial purchaser has provided to the Corporation all of the information required by pages 1 to 3 of this Subscription Agreement and it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting; and

(iii)              each of the principals complies with one or more of subparagraphs 5(f)(i) through (f)(ii), as applicable, and the same is so indicated for each such principal;

(h)                if the Subscriber is a resident of a country other than Canada or the United States (a “Jurisdiction Outside CAN-US”) then in addition to the other representations and warranties contained herein, the Subscriber represents and warrants that:

(i)                  the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the Jurisdiction Outside CAN-US which would apply to this Subscription Agreement, if any;

(ii)                the Subscriber is purchasing the Subscriber’s Shares pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that Jurisdiction Outside CAN-US or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber’s Shares under the applicable securities laws of the Jurisdiction Outside CAN-US without the need to rely on an exemption;

(iii)              the applicable securities laws of the Jurisdiction Outside CAN-US in which the Subscriber resides do not require the Corporation to file a prospectus, registration statement or similar document or to register the Securities or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the Jurisdiction Outside CAN-US;

(iv)               the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Securities to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Subscriber to become subject to or comply with any disclosure, prospectus or other offering document or reporting requirements under any such applicable laws; and

(v)                the Subscriber will, if requested by the Corporation, or its counsel deliver to the Corporation a certificate or opinion of local counsel from the Jurisdiction Outside CAN-US in which the Subscriber resides which will confirm the matters referred to in subsections (ii), (iii) and (iv) above to the satisfaction of the Corporation and its counsel, acting reasonably

(i)                  it acknowledges that:

(i)                  no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)                there is no government or other insurance covering the Units;

(iii)              there are risks associated with the purchase of the Units;

(iv)               there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling any of the Securities; and

(v)                the Corporation or its agent has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and (except for Subscribers who qualify for a prospectus exemption herein by virtue of being advised by a registered dealer) to sell the Units through a person or company registered to sell securities under applicable provincial and territorial securities laws in Canada (including the Securities Act (Ontario) and, as a consequence of acquiring the Units pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, will not be available to the Subscriber;

(j)                  if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained;

(k)                if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto;

(l)                  this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(m)               in the case of a subscription by it for Units acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(n)                it acknowledges that no representation has been made to it:

(i)                  as to the future value or price of the Shares;

(ii)                that any person will resell or repurchase the Shares; or;

(iii)              that any person will refund the purchase price of the Shares;

(o)                it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment;

(p)                it understands that the Units are being offered for sale only on a “private placement” basis and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or the preparation of an offering memorandum in prescribed form or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum in prescribed form and that certain protections, rights and remedies provided by applicable securities legislation, in connection with the filing of a prospectus may not be available to the Subscriber;

(q)                if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Units as may be required;

(r)                  the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound;

(s)                 the funds representing the Aggregate Subscription Amount which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) and to the best of the Subscriber’s knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(t)                  the Corporation’s counsel, McMillan LLP, is acting solely for the Corporation and in connection with the Offering and the Subscriber may not rely upon McMillan LLP in any respect. The Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Units and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for the purposes of giving representations, warranties and covenants under this Subscription Agreement;

(u)                the information provided by the Subscriber on pages 1, 2 and 3 of this Subscription Agreement and under the heading “Information Regarding The Subscriber” is true and correct in all material respects and will be true and correct as of the Closing Date;

(v)                it does not act jointly or in concert with any other Subscriber under the Offering for the purposes of the acquisition of the Units;

(w)               it will not resell the Securities or any of them, except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future;

(x)                the delivery of this subscription, the acceptance hereof by the Corporation and the issuance of the Units to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement;

(y)                the Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund its ongoing development; there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Subscriber; and if such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture; and

(z)                 the Subscriber is capable of assessing the proposed investment as a result of the Subscriber’s financial experience or as a result of advice received from a registered person other than the Corporation or any affiliates thereof.

Closing

6.                                           The Subscriber agrees to deliver to the Corporation, not later than the Closing Time: (a) this duly completed and executed Subscription Agreement, including all applicable Schedules hereto and Appendices thereto; and (b) the Aggregate Subscription Amount subscribed for under this Subscription Agreement in accordance with the Instructions on the Cover Page or payment of the same amount in such other manner as is acceptable to the Corporation. If payment is made in a currency other than Canadian dollars, the Subscriber acknowledges and agrees that it shall be responsible to make up for any deficiency in the payment of the Aggregate Subscription Price as a result of the exchange of such funds into Canadian dollars.

7.                                           The sale of the Units pursuant to this Subscription Agreement will be completed at the offices of McMillan LLP, the Corporation’s counsel, in Vancouver, British Columbia at 10:00 a.m. (Vancouver time) or such other time as the Corporation may determine (the “Closing Time”) on such date (the “Closing Date”) the Corporation may determine within 45 days of its acceptance of this Subscription Agreement. The Corporation may complete the Offering in one or more Closings. At the Closing Time, the Corporation will deliver, or cause to be delivered, according to the instructions set out under Delivery Instructions herein the certificates (or DRS) representing the Units as registered in the name of the Subscriber or its nominee as set out under Registration Instructions provided that the Subscriber shall have delivered to the Corporation the completed Subscription Agreement and the Aggregate Subscription Amount.

8.                                           The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Exchange.

9.                                           The Corporation shall be entitled to rely on delivery of a copy of executed subscriptions by electronic means, and acceptance by the Corporation of such electronic subscriptions (including, without limitation by facsimile or email delivery) shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Prior to Closing, any funds advanced to the Corporation on account of the Aggregate Subscription Amount shall constitute a non-interest bearing loan to the Corporation, which loan shall be due and payable to the Subscriber on the request of the Subscriber in the event that the Closing does not occur within 90 days of its acceptance of this Subscription Agreement.

Privacy Legislation

(a)                                         The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s (and any Disclosed Principal for whom the Subscriber is acting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by applicable securities legislation, stock exchange rules and/or Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities with any personal information provided by the Subscriber respecting itself (and any Disclosed Principal for whom the Subscriber is acting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all Disclosed Principals for whom the Subscriber is acting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation may use and disclose the Subscriber’s personal information, or that of each Disclosed Principal for whom the Subscriber is acting hereunder, as follows:

(i)                  for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber or any Disclosed Principal for whom the Subscriber is acting hereunder;

(ii)                for use and disclosure to the Corporation’s transfer agent and registrar;

(iii)              for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iv)               disclosure to securities regulatory authorities (including the TSX) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(v)                disclosure to a governmental or other authority (including the TSX) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(vi)               disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(vii)             disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(viii)           disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(ix)               for use and disclosure as otherwise required or permitted by law.

The Subscriber further acknowledges and agrees that the TSX collects personal information in forms submitted by the Corporation, which will include personal information regarding the Subscriber. The Subscriber agrees that the TSX may use this information in the manner provided for in Appendix 6A to the TSX Company Manual, a copy of which may be viewed at the TSX website, www.tsx.com and is incorporated herein by reference. The Subscriber further acknowledges that the securities regulatory authorities, including, without limitation, the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission, collect personal information in forms submitted to it by the Corporation, including information about the Subscriber, the Subscriber’s address and contact information, and the Subscriber’s subscription. The Subscriber acknowledges that any such securities commission is entitled to collect the information under authority granted to each respective regulatory authority under applicable securities legislation for the purpose of administration and enforcement of the applicable securities legislation. The Subscriber acknowledges that it may obtain information regarding the collection of this information by contacting, in the case of the British Columbia Securities Commission, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1L2, Telephone: (604) 899-6500 or (800) 373-6393, Facsimile: (604) 899-6581, in the case of the Alberta Securities Commission, Alberta Securities Commission, Suite 600, 250 – 5th St. SW, Calgary, Alberta, T2P 0R4, Telephone: (403) 355-4151, Facsimile: (403) 297-6156, and, in the case of the Ontario Securities Commission, the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3682, Facsimile: (416) 593-8252. The Subscriber consents to the collection of personal information by the applicable securities regulatory authorities, including, without limitation, the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission.

General

10.                                        The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the issuance of the Units. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur which are caused or arise from an inaccuracy or breach thereof and reliance thereon. The Subscriber undertakes to immediately notify the Corporation by written notice to ProMIS Neurosciences Inc. sent to its office at 1920 Yonge Street, Suite 200, Toronto, ON M4S 3E2 or by email to [***] of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

11.                                        The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

12.                                        The Subscriber acknowledges that upon a subscription being accepted by the Corporation, the Corporation will, subject to the terms and conditions set out herein, issue to the Subscriber certificates (or DRS) evidencing the Subscriber’s ownership of the Units.

13.                                        The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and permitted assigns

14.                                        The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

15.                                        Time is of the essence of this Subscription Agreement.

16.                                        Neither party to this Subscription Agreement may assign all or part of its interest in or to this Subscription Agreement without the consent in writing of the other party hereto, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided.

17.                                        This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

18.                                        The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

19.                                        In this Subscription Agreement (including attachments), references to “$” or “Cdn. $” are to Canadian dollars.

20.                                        The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

SCHEDULE I
REPRESENTATION LETTER
(FOR CANADIAN ACCREDITED INVESTORS)

TO:	ProMIS Neurosciences Inc. (the “Corporation”)

In connection with the purchase of units of the Corporation (“Units”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule I), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber is purchasing the Units as principal for its own account or is deemed to be acting as principal pursuant to applicable securities laws, including National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”);

2.	The Subscriber is an “accredited investor” within the meaning of applicable securities laws, including NI 45-106, by virtue of satisfying one or more of the categories set out in Appendix “A” to this Representation Letter;

3.	If the Subscriber is an individual, he or she has completed the attached Form 45-106F9 -- Form for Individual Accredited Investors set out in Appendix “B” to this Representation Letter unless the individual qualifies under a category set out in Appendix “A” other than (j), (k) or (l) of the definition of “accredited investor”; and

4.	Upon execution of this Schedule I by the Subscriber, this Schedule I shall be incorporated into and form a part of the Subscription Agreement.

Dated: _______________________, 2019.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX “A” OVER PAGE

APPENDIX “A”

TO SCHEDULE 1

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW AND COMPLETE EACH QUESTION WHICH FOLLOWS THE APPLICABLE PORTION OF THE DEFINITION.

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

_______	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank,
_______	(a.1)	in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),
_______	(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
_______	(b.1)	in Ontario, the Business Development Bank of Canada,
_______	(c)	except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
_______	(c.1)	in Ontario, a subsidiary of any person or Corporation referred to in clause (a.1) or (b.1), if the person or Corporation owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
_______	(d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
_______	(d.1)	in Ontario, a person or Corporation registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,
_______	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
_______	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
_______	(f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
_______	(f.1)	in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

_______	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
_______	(i)	except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
_______	(i.1)	in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
_______	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

[If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix B]

_______	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

[If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix B]

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000, [If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix B]
_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
_______	(n)

an investment fund that distributes or has distributed its securities only to:

(i)    a person that is or was an accredited investor at the time of the distribution,

(ii)   a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

_______	(p)	a trust Corporation or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust Corporation or trust corporation, as the case may be,
_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
_______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,
_______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors
_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,
_______	(v.1)	in Ontario, a person or Corporation that is recognized or designated by the Commission as an accredited investor,
_______	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Dated: __________________, 201__.

Print name of Subscriber

Signature

Print name of Signatory (if different from Subscriber)

Title

For the purposes hereof:

“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or
(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;
“eligibility adviser” means:

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a Subscriber and authorized to give advice with respect to the type of security being distributed; and
(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:
	(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and
(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets;

“financial statements” for the purposes of paragraph (m) of the “accredited investor” definition must be prepared in accordance with generally accepted accounting principles;
“founder” means, in respect of an issuer, a person who:

(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and
(ii)	at the time of the trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets under the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
(ii)	liabilities that are secured by financial assets;
“spouse” means an individual who:

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

APPENDIX “B”

TO SCHEDULE 1

Form 45-106F9 - Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares and Warrants	Issuer: ProMIS Neurosciences Inc.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investments. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the case and securities.
• Either alone or with your spouse, you may have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment
ProMIS Neurosciences Inc.
Kristi Lanier, Finance Director
Tel: [***]
E-mail: [***]
Website: www.promisneurosciences.com
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca